Exhibit 10.1

APPIAN CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

ARTICLE 1
PURPOSE

The purpose of the Appian Corporation Employee Stock Purchase Plan (as amended from time to time, the “Plan”) is to allow eligible employees of Appian Corporation and its affiliates (the “Company”) to purchase shares of Class A Common Stock (“shares”) of the Company with payroll deductions and matching employer contributions. The Plan is a payroll practice of the Company and therefore is not a pension or welfare plan subject to the Employee Income Retirement Security Act of 1974 (ERISA). The Plan is not intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code.

ARTICLE II
DEFINED TERMS AND RULES OF CONSTRUCTION

SECTION 2.01. DEFINITIONS. For purposes of the Plan, the following terms, when capitalized, have the meanings set out below:

“Account” means, with respect to a Participant, the account established by the Administrator for the Participant pursuant to Section 4.01.

“Administrator” means the Board of Directors of the Company or one or more committees to which the Board of Directors delegates such administration.

“Applicable Form” means the form designated and provided by the Company or Administrator for making an election or providing a notice required by the Plan. To the extent permitted by applicable law, the Company or Administrator may prescribe an oral, electronic, or telephonic form in lieu of or in addition to a paper form.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Class A Common Stock of the Company.

“Company Contribution” means, with respect to a Participant, a contribution from the Company in an amount not to exceed: (a) 15% of the first $10,000 of the Employee Contributions, and (b) 5% on any Employee Contributions above $10,000 up to a maximum Employee Contribution of $25,000. The amount of the Company Contribution is subject to change by the Company in its sole discretion.

“Contribution Amount” means, with respect to a Participant, the percentage of their Eligible Pay withheld from their cash compensation to be used for the purchase of shares of Common Stock pursuant to the Plan.

“Eligible Employee” means an Employee of the Company or a subsidiary designated by the Administrator as a participating “designated subsidiary” from time to time, who is customarily employed by the Company or a designated subsidiary full-time or more than part-time over twenty hours per week. Directors who are not employees, as well as consultants, are not Eligible Employees.

“Eligible Pay” means, with respect to a Participant, regular base salary, sales commissions, and bonuses, but excludes expense reimbursements, fringe benefits, moving expenses, equity compensation and other special payments, unless otherwise determined by the Company.

“Employee” means a common law employee of an Company, excluding, however, any person paid through the payroll of an unrelated third party, even if such person is determined to be a common law employee of an Company.

“Employee Contribution” means, with respect to a Participant for a month, the product of such Participant’s Contribution Amount and such Participant’s Eligible Pay.

“Participant” means a current or past Eligible Employee who has become a Participant pursuant to Section 3.03 and who has not ceased to be a Participant pursuant to Section 3.04.

“Plan Shares” means shares of Class A Common Stock of the Company subject to purchase under the Plan, which will be purchased on the open market in compliance with applicable securities laws.

ARTICLE III
ELIGIBILITY AND PARTICIPATION

SECTION 3.01. ELIGIBILITY. Only Eligible Employees may participate in the Plan.

SECTION 3.02. PARTICIPATION. To become a Participant, an Eligible Employee must submit to the Company or the Administrator, as directed, all Applicable Forms (hard copy or electronic) required for participation, including one or more forms (i) authorizing the Company to withhold payroll deductions to be used for the purchase of Common Stock pursuant to the Plan and (ii) an investment authorization form authorizing the Company and/or the Administrator to act as their agent for the purposes described therein.

SECTION 3.03. EFFECTIVE DATE OF PARTICIPATION. An Employee shall become a Participant, effective as of the first available payroll date occurring after he has satisfied the requirements of Section 3.02. Unless a Participant authorizes changes to their payroll deductions in accordance with Article 5 or withdraws from the Plan, their deductions under the latest authorization on file with the Company shall continue from one payment period to the succeeding payment period as long as the Plan remains in effect.

SECTION 3.04. END OF PARTICIPATION. A Participant shall cease to be such upon their request to withdraw from the Plan. A Participant may terminate their participation in the Plan at any time by providing notice to the Company. A Participant’s participation also shall cease if the Participant is no longer an Eligible Employee.

ARTICLE IV
ACCOUNTS, CONTRIBUTIONS, AND PURCHASES

SECTION 4.01. ACCOUNTS. The Administrator shall establish an Account for each Participant as that Participant’s agent.

SECTION 4.02. PAYROLL DEDUCTION CONTRIBUTIONS. As a condition of participation, an Eligible Employee must elect a Contribution Amount on an Applicable Form. The minimum payroll deduction contribution shall be 2% of Eligible Pay, and the maximum contribution 15% of Eligible Pay, in whole percentages; provided, however, the Company may, in its sole discretion, change the minimum and/or maximum Contribution Amount at any time. A Participant may change their elected payroll deduction contributions during specified periods by submitting a request to the Company or the Administrator, as directed, in which case their new election will become effective as soon as administratively feasible after it is received. The Company shall forward amounts to be used to purchase Plan Shares to the Administrator prior to the time of such purchase. The Company or the Administrator may accumulate and hold payroll deductions for the Participant’s account until a stock purchase is made. No interest shall be paid on such amounts.

SECTION 4.03. EMPLOYER CONTRIBUTIONS. The Company shall forward the required Company Contributions allocated for each Participant on account of their payroll deduction contributions to the Administrator prior to the time of purchase of the Plan Shares. The amounts the Company makes available for this purpose shall be treated as additional compensation for W-2, income tax and employment tax purposes. Notwithstanding the provisions of any employee benefit plan or other program to the contrary such amounts shall not be treated as compensation for purposes of any other employee benefit plan or program and shall not constitute an entitlement or affect a Participant’s rate of pay. The amounts the Company makes available pursuant to this Article will be taxed each pay period. Contributions for a Participant shall be credited to a Participant’s Account when received by the Administrator.

SECTION 4.04. APPLICATION OF CASH. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company is not obligated to segregate such payroll deductions or contributions. Until Plan Shares are issued, Participants will only have the rights of an unsecured creditor.

ARTICLE V
PURCHASE AND SALE OF PLAN SHARES

SECTION 5.01. PURCHASE OF PLAN SHARES. All Shares purchased under the Plan shall be purchased on the open market on any securities exchange or other securities trading facility on which Common Stock is traded by the Administrator at market prices. Participants shall not be entitled to have Shares purchased for their account at any discount to the market price. On a monthly basis, as soon as practicable following the month end, the Company shall remit the total of payroll deductions and additional Company Contributions, after applicable income and employment tax withholding under Article IV, to the broker for the purchase of Shares. The broker will then execute the purchase order and the Administrator shall allocate whole Shares (or a value equal to a fraction thereof) to each Participant’s individual recordkeeping account. In the event the purchase of Shares takes place over a number of days and at different prices, then each Participant’s allocation shall be adjusted on the basis of the average price per Share over such period as directed by the Committee.

The purchases shall be on terms as to price, delivery, and other matters, and shall be executed through those brokers or dealers, as the Administrator may determine. Under certain circumstances, observance of the rules and regulations of the Commission or applicable securities exchange or other securities trading facility may require temporary suspension of purchases by the Administrator or may require that a purchase be spread over a longer period of time. In that event, purchases shall be made or resumed when permitted by the rules and regulations of the Commission or applicable securities exchange or other securities trading facility; and the Administrator shall not be accountable for its inability to make all purchases within the applicable period. If any Commission, securities exchange, or other securities trading facility suspension of trading in Common Stock remains effective for 90 consecutive days, the Administrator shall remit promptly after the end of such period (i) to the Participant, all cash credited to the Participant’s Account other than the Company Contributions attributable to the Participant’s payroll deductions and cash dividends paid on Plan Shares credited to the Participant’s Account and (ii) to the Company, any Company Contribution credited to the Participant’s Account.

SECTION 5.02. CERTIFICATES OR BOOK ENTRIES FOR PLAN SHARES. Until the Participant elects to sell their Plan Shares, the Administrator shall hold the Plan Shares of all Participants in its name or in the name of its nominee evidenced by appropriate book entry. Participants shall receive periodic statements that will evidence all activity in the accounts that have been established on their behalf. Such statements will be issued by the Administrator or its nominee. No book entry shall be made in Participant’s name unless and until their Account is terminated.

SECTION 5.03. SALE OF PLAN SHARES. A Participant may request that the Administrator sell all or any part of their Plan Shares at any time. A Participant who wishes to sell any part of their Plan Shares may do so by providing notice to the Administrator on an Applicable Form. The Participant shall pay the broker’s commission and any other expenses incurred with regard to the sale of the Shares. All such sales of the Shares will be subject to compliance with any applicable federal or state securities, tax, or other laws. Each participant assumes the risk of any fluctuations in the market price of the Shares.

ARTICLE VI
VOTING AND TENDER OF PLAN SHARES

SECTION 6.01. VOTING OF PLAN SHARES. The Administrator shall vote Plan Shares credited to a Participant’s Account as instructed by the Participant on an Applicable Form provided to the Administrator at least five days (or such shorter period as the law may require) before the meeting at which such Plan Shares are to be voted. The Administrator shall not vote Plan Shares for which no instructions have been received.

SECTION 6.02. TENDER OR EXCHANGE OFFER. If a tender offer or exchange offer for the Common Stock is initiated, the Administrator, upon receipt of information with respect thereto as the holder of record of the Plan Shares, shall either (i) forward, or provide for forwarding, to each Participant, the information provided by the offeror to holders of record of Common Stock or (ii) provide to the offeror the name and mailing address of each Participant, as reflected on the records of the Administrator, with instructions to mail such material to each Participant. The Administrator shall tender all or part of a Participant’s Plan Shares in response to written instructions from the Participant in such form as the Administrator may reasonably require and only if such instructions are received by the Administrator at least five days (or such shorter period as may be required by law) before termination of the offer. Unless the Administrator has received instructions in accordance with the previous sentence, it will not tender a Participant’s Plan Shares. Except to the extent that disclosure is required to tender Plan Shares pursuant to proper written instructions, the Administrator shall maintain the confidentiality of a Participant’s election to tender or not tender Plan Shares.

ARTICLE VII
PLAN EXPENSES

SECTION 7.01. EXPENSES. The Company shall pay the service charges, brokerage, costs of mailing and other charges incurred in connection with the purchase of Plan Shares. The cost of selling Plan Shares shall be borne by Participants, as provided herein.

ARTICLE VIII
AMENDMENT AND TERMINATION

SECTION 8.01. AMENDMENT. The Company may, in its sole discretion, amend this Plan at any time; provided, however, except as required by law, no amendment shall be retroactive, nor shall any amendment deprive any Participant of amounts credited to their Account.

SECTION 8.02. TERMINATION. The Company may, in its sole discretion, terminate the Plan at any time. If the Company does not earlier terminate the Plan, it shall terminate automatically on the tenth anniversary of its approval by the Company’ shareholders.

ARTICLE IX
MISCELLANEOUS PROVISIONS

SECTION 9.01. NON-U.S. PARTICIPATION. Notwithstanding any provision to the contrary in this Plan, the Company may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the U.S. Without limiting the generality of the foregoing, the Company specifically is authorized to adopt rules, procedures and sub-plans regarding, without limitation, eligibility to participate, the definition of Eligible Pay, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest on amounts held pending the purchase of Shares, conversion of local currency, obligations to pay payroll tax, determination of beneficiary-designation requirements, withholding procedures and handling of Plan Share issuances, which may vary according to local requirements.

SECTION 9.02. STATEMENTS. The Administrator shall provide or make available to Participants periodic statements summarizing the transactions in the Participant’s Account since the most recent available statement.

SECTION 9.03. TAX MATTERS. Each Participant is responsible for all taxes (whether local, state or federal) due because of Company Contributions, the payment of a dividend, or the sale of Plan Shares credited to their Account. Prior to the time that any federal, state, or any other tax liability becomes payable by the Company with respect to Company Contributions or Plan Shares as a result of participation in the Plan to any authority, national insurance, social security, payment-on-account or other taxing authority, including any liability of the Participant to pay an employer tax or social insurance contribution obligation, the affected Participant shall make adequate provision for payment of such taxes. At any time, the Company may, but is not obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Plan Shares by the Participant. Where necessary to avoid negative accounting treatment, the Company will withhold taxes at the applicable statutory minimum withholding rates. The Administrator shall timely prepare and forward to the United States Internal Revenue Service, the appropriate state and local authorities, and Participants the information returns required by the Code and applicable state or local statutes. All Company Contributions shall constitute taxable income to the Participant to whose Account they are credited and shall be reported to the applicable taxing authority.

SECTION 9.04. LIMITATION ON THE EMPLOYERS’ AND THE ADMINISTRATOR’S LIABILITY. The Company and the Administrator shall not be liable for any action that is in compliance with the terms and conditions of this Plan taken or omitted in good faith, including without limitation, any claim of liability:

Arising out of failure to terminate a Participant’s Account upon the Participant’s death or otherwise before the receipt of written notice of the event causing termination, accompanied by documentation deemed satisfactory by the Administrator;

With respect to the prices at which Plan Shares are purchased or sold for a Participant’s Account and the timing and terms on which the purchase or sale is made; or

For the market value, or any fluctuation in the market value, after purchase or sale of Plan Shares for a Participant’s Account.

SECTION 9.05. TRANSFER; ASSIGNMENT. Except as is expressly provided in this Plan, no Participant may sell, pledge, hypothecate, or otherwise assign or transfer their Account, any interest in their Account, or any cash or stock credited to their Account. Any attempt to sell, pledge, hypothecate, assign, or transfer their Account, any interest in their Account, or any cash or stock credited to their Account shall be void.

SECTION 9.06. NO RIGHT TO CONTINUED EMPLOYMENT. Neither the action of the Company in establishing the Plan, nor any action taken under or in connection with the Plan by the Company, its parent , the Board of Directors, the Committee, the Administrator or any other person, nor any provision of the Plan itself shall be construed so as to grant any Participant or other person the right to remain in the employ of the Company or any of its affiliates, subsidiaries or divisions, and such Participant’s employment may be terminated at any time with or without cause.

SECTION 9.07. CORPORATE TRANSACTIONS/CHANGE IN CONTROL. In the event of dissolution, merger, consolidation or reorganization of the Company, provision may be made by which the Plan will be continued by the successor; and, in that event, such successor shall be substituted for the Company under the Plan. The substitution of the successor shall constitute an assumption of the Plan terms and obligations by the successor and the successor shall have all of the powers, duties and responsibilities of the Company under the Plan.

SECTION 9.08. GOVERNING LAW. The Plan shall be governed and construed under the laws of the State of Delaware.